Exhibit 99.3

VERASUN ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of VeraSun Energy Corporation. The pro forma consolidated balance sheet as of June 30, 2007 has been prepared as if the acquisition of the equity interests in ASA OpCo Holdings, LLC (“ASA Holdings”) from ASAlliances Biofuels, LLC (“ASAB”) closed on June 30, 2007. The pro forma consolidated statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 have been prepared as if the acquisition of ASA Holdings closed on January 1, 2006. VeraSun Energy Corporation and its subsidiaries are collectively referred to as “VeraSun,” the “Company,” “we,” “us” and “our”. The notes to the unaudited pro forma condensed consolidated financial statements describe certain pro forma adjustments to give effect to the acquisition had it been consummated on the assumed dates.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been consummated on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in future transactions and other factors. These statements have been derived from our historical consolidated financial statements and those of ASAB and should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2006 included in our 2006 Form 10-K, our unaudited consolidated financial statements and related notes for the six months ended June 30, 2007 included in our Form 10-Q for the quarter ended June 30, 2007, the audited consolidated financial statements and the related notes for the year ended December 31, 2006 of ASAB, included as Exhibit 99.1 to this Form 8-K/A, and the unaudited consolidated financial statements and related notes for the six months ended June 30, 2007 of ASAB, included as Exhibit 99.2 to this Form 8-K/A.

The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing, which may be adjusted.

VERASUN ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(dollars in thousands, except per share data)
(unaudited)

	VeraSun	ASAB	Pro Forma Adjustments		Pro Forma
Revenues:
Net sales	$312,629	$-	$-		$312,629
Other revenues, incentive income	1,437				1,437
Total revenues	314,066	-	-		314,066
Cost of goods sold	272,337	-	-		272,337
Gross profit	41,729	-	-		41,729
Selling, general and administrative expenses	19,931	7,270	(686	)(a)	23,106
			(2,209	)(b)
			(1,200	)(c)
Operating income	21,798	(7,270)	4,095		18,623

Other income (expense):
Interest expense	(7,931)	(303)	303	(a)	(7,931)
Interest income	8,907	253	(253	)(a)	8,907
Other income	32	(260)	(103	)(a)	(331)

Income before income taxes	22,806	(7,580)	4,042		19,268
Income tax provision	7,982		(1,238	)(d)	6,744
Net income	$14,824	$(7,580)	$5,280		$12,524

Earnings per common share:
Basic	$0.19				$0.14
Diluted	0.18				0.13

Weighted average shares outstanding
Basic	76,357,188		13,801,384	(e)	90,158,572
Diluted	80,691,289		13,801,384	(e)	94,492,673

(a)
Reflects the elimination of ASAB level transactions. On August 17, 2007, we purchased all of the equity interests in ASA Holdings from ASAB. ASA Holdings owns companies with three biorefineries and development rights to two sites. The consolidated financial statements were prepared and audited for ASAB and, therefore, all transactions at the ASAB level have been eliminated.

(b)
Reflects the elimination of management salaries and related expenses of ASAB that were allocated to ASA Holdings. The employees in these positions at ASAB did not transition to VeraSun and the positions will not be refilled.

(c)	Reflects the elimination of management fees charged by the private equity firms that were the members of ASAB.

(d)	Reflects the tax effect of the results of operations of the acquired entity and the pro forma adjustments at an estimated effective tax rate of 35%.

(e)	Reflects the issuance of 13,801,384 shares of common stock as part of the consideration paid for ASA Holdings.

VERASUN ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(dollars in thousands, except per share data)
(unaudited)
	VeraSun	ASAB	Pro Forma Adjustments		Pro Forma
Revenues:
Net sales	$553,989	$-	$-		$553,989
Other revenues, incentive income	3,828				3,828
Total revenues	557,817	-	-		557,817
Cost of goods sold	365,036	-	-		365,036
Loss on disposal of equipment	103	-	-		103
Gross profit	192,678	-	-	-	192,678
Selling, general and administrative expenses	41,060	14,702	(1,762	)(a)	46,153
			(4,905	)(b)
			(2,942	)(c)
Operating income	151,618	(14,702)	9,609		146,525

Other income (expense):
Interest expense	(37,871)	(2,415)	231	(a)	(38,901)
			1,154	(d)

Interest income	13,618	474	(474	)(a)	13,618
Other income	2,712	200	-		2,912

Income before income taxes	130,077	(16,443)	10,520		124,154
Income tax provision	54,350		(2,428	)(e)	51,922
Net income	$75,727	$(16,443)	$12,948		$72,232

Earnings per common share:
Basic	$1.09				$0.87
Diluted	1.03				0.82

Weighted average shares outstanding
Basic	69,328,436		13,801,384	(f)	83,129,820
Diluted	73,779,278		13,801,384	(f)	87,580,662

(a)
Reflects the elimination of ASAB level transactions. On August 17, 2007, we purchased all of the equity interests in ASA Holdings from ASAB. ASA Holdings owns companies with three biorefineries and development rights to two sites. The consolidated financial statements were prepared and audited for ASAB and, therefore, all transactions at the ASAB level have been eliminated.

(b)
Reflects the elimination of management salaries and related expenses of ASAB that were allocated to ASA. The employees in these positions at ASAB did not transition to VeraSun and the positions will not be refilled.

(c)	Reflects the elimination of management fees charged by the private equity firms that were the members of ASAB.

(d)	Reflects the elimination of interest expense relating to the subordinated debt of ASAB was not assumed in the acquisition.

(e)	Reflects the tax effect of the results of operations of the acquired entity and the pro forma adjustments at an estimated effective tax rate of 41%.

(f)	Reflects the issuance of 13,801,384 shares of common stock as part of the consideration paid for ASA Holdings.

VERASUN ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2007
(dollars in Thousands)
(unaudited)
	VeraSun	ASAB	Pro Forma Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$414,428	$7,664	$(7,378	)(a)	$164,714
			(250,000	)(b)

Receivables	43,813	-	-		43,813
Inventories	76,969	-	-		76,969
Prepaid expenses	7,422	487	(19	)(a)	7,890
Derivative financial instruments	16,765				16,765
Total current assets	559,397	8,151	(257,397)		310,151

Designated cash and cash equivalents	249,516				249,516
Debt issuance costs, net	16,458	13,721	(6,926	)(a)	23,253
Goodwill	6,129	-	192,456	(b)	198,585
Other long-term assets	722	227	(119	)(a)	830

Property and equipment, net	493,277	319,977	(370	)(a)	939,112
			251,866	(b)
			(125,638	)(c)

Total Assets	$1,325,499	$342,076	$53,872		$1,721,447

Liabilities and Shareholders' Equity
Current Liabilities
Current portion Debt	$-	$6,811	$(6,811	)(a)	$-
Current portion of deferred revenues	95				95
Accounts payable	64,334	14,370	(3	)(a)	78,701
Accrued expenses	8,984	21,025	(1,474	)(a)	28,535
Derivative financial instruments	21,924				21,924
Deferred income taxes	2,091				2,091
Total current liabilities	97,428	42,206	(8,288)		131,346

Long-term debt	656,776	230,207	(62,500	)(a)	824,483
Deferred revenues, less current portion	1,567				1,567
Deferred income taxes	30,294				30,294
Intercompany	-	-	62,968	(a)	-
			(62,968	)(c)
Commitments and Contingencies

Shareholders' Equity
Common stock,	780		138	(b)	918
Additional paid-in capital	434,848		194,185	(b)	629,033
Retained earnings	104,412				104,412
Members equity	-	69,663	(6,993	)(a)	-
			(62,670	)(c)
Accumulated other comprehensive loss	(606)				(606)

Total Liabilities and Shareholders' Equity	$1,325,499	$342,076	$53,872		$1,721,447

(a)
Reflects the elimination of ASAB level transactions. On August 17, 2007, we purchased all of the equity interests in ASA Holdings from ASAB. ASA Holdings owns companies with three biorefineries and development rights to two sites. The consolidated financial statements were prepared and audited for ASAB and therefore all transactions at the ASAB level have been eliminated.

(b)
Reflects issuance of 13,801,384 shares of common stock (valued at $194,323) and payment of $250 million of cash to the seller at closing, and the allocation of the aggregate purchase price ($675,175) to the assets acquired. The purchase price in excess of fair value of the net assets acquired was allocated to goodwill.

(c)	Reflects the elimination of Member’s equity and intercompany balances with ASAB as part of the opening balance sheet allocation.